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                                                                    Exhibit 23.1




                        CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 1997, on our audits of the consolidated financial statements and financial statement schedule of Infonautics, Inc. and its subsidiaries as of December 31, 1996 and December 31, 1995, and for each of the three years in the period ended December 31, 1996, which reports are incorporated by reference or included in the Annual Report on Form 10-K of Infonautics, Inc. for the year ended December 31, 1996.






Coopers & Lybrand, L.L.P.
2400 Eleven Penn Center
Philadelphia, PA
October 6, 1997